CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information both included in Post-Effective Amendment Number 60 to the Registration Statement (Form N-1A, No. 2-72101) of Touchstone Tax-Free Trust and to the use of our report dated August 7, 2003, incorporated by reference therein.


                               /s/ ERNST & Young LLP

Cincinnati, Ohio
October 27, 2003